As filed with the U.S. Securities and Exchange Commission on June 29, 2026.

Registration No. 333-296952

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tenon Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5574718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven M. Foster

Chief Executive Officer and President

Tenon Medical, Inc.

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Richard A. Friedman, Esq.
Jeffrey P. Wofford, Esq.	Sean F. Reid, Esq.
Anna Chaykina, Esq.	Sheppard, Mullin, Richter & Hampton LLP
Sichenzia Ross Ference Carmel LLP	30 Rockefeller Plaza
1185 Avenue of Americas, 26th Floor	New York, New York 10112
New York, New York 10036	Telephone: (212) 653-8700
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form S-1, both promulgated under the Securities Act of 1933, as amended, and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered by Tenon Medical, Inc. (the “Company”) by $443,800. This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-296952), originally filed by the Company with the Securities and Exchange Commission on June 22, 2026 (the “Prior Registration Statement”), and declared effective by the Securities and Exchange Commission on June 29, 2026. The contents of the Prior Registration Statement are incorporated herein by reference.

The required opinion, consents and filing fee-related information are listed on an Exhibit Index attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-296952 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Legal Counsel to the Registrant
23.1	Consent of Haskell & White LLP
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on June 29, 2026.

Tenon Medical, Inc.

By:	/s/ Steven M. Foster
Steven M. Foster Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Steven M. Foster	Chief Executive Officer and President, Director	June 29, 2026
Steven M. Foster	(Principal Executive Officer)

*	Chief Technology Officer and Director	June 29, 2026
Richard Ginn

/s/ Kevin Williamson	Chief Financial Officer (Principal Financial Officer)	June 29, 2026
Kevin Williamson

*	Director	June 29, 2026
Richard Ferrari

*	Director	June 29, 2026
Ivan Howard

*	Director	June 29, 2026
Kristine Jacques

*	Director	June 29, 2026
Robert K. Weigle

*	Director	June 29, 2026
Stephen H. Hochschuler, M.D.

*By:
/s/ Steven M. Foster
Steven M. Foster Attorney-in-Fact

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